As filed with the Securities and Exchange Commission on June 2, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3128324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4750 Willow Road, Pleasanton, California 94588

(Address of Principal Executive Offices) (Zip Code)

POLYCOM, INC. 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Michael R. Kourey

Chief Financial Officer

Polycom, Inc.

4750 Willow Road, Pleasanton, California 94588

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (925) 924-6000

Copies to:

Mark A. Bertelsen, Esq.

John E. Aguirre, Esq.

Wilson Sonsini Goodrich & Rosati, PC

650 Page Mill Road

Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, $0.0005 par value (3) and Options to Purchase Common Stock	12,500,000 shares	$19.81	$247,625,000	$31,375

Total	12,500,000 shares	$19.81	$247,625,000	$31,375

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Polycom, Inc. 2004 Equity Incentive Plan described herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, on the basis of $19.81 per share, the average of the high and low prices per share of the Common Stock on May 25, 2004, as reported on the Nasdaq National Market.
(3)	Includes associated rights (the “Rights”) to purchase preferred stock or common stock. Until the occurrence of certain prescribed events, none of which has occurred, the Rights are not exercisable.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents and information previously filed with the Securities and Exchange Commission (the “Commission”) by Polycom, Inc. (the “Registrant”) are hereby incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 9, 2004, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Commission on May 10, 2004, pursuant to Section 13(a) of the Exchange Act;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 16, 2004 and May 10, 2004, pursuant to Section 13 or 15(d) of the Exchange Act;

•	The Registrant’s Registration Statement on Form 8-A filed with the Commission on July 22, 1998, as subsequently amended on March 2, 2001 and January 29, 2002, pursuant to Section 12 of the Exchange Act, which contains a description of the terms, rights and provisions of Polycom Series A Preferred Share Purchase Rights attached to and currently trading together with shares of the Registrant’s Common Stock, including any amendment or report filed for the purpose of updating such description; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 10, 1995, pursuant to Section 12(g) of the Exchange Act and declared effective by the Commission on November 15, 1995, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement (other than Current Reports on Form 8-K containing Regulation FD disclosure furnished under Item 9 or Results of Operations and Financial Condition disclosure furnished under Item 12 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Inapplicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred.

Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person’s duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, Article IX of the Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

As permitted by the DGCL, the Registrant’s bylaws provide that, under certain circumstances, directors and officers of the Registrant shall be indemnified against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding by reason of their status as such.

The Registrant also has indemnification agreements with its directors and executive officers, whereby the Registrant indemnifies these persons to the maximum extent authorized by Section 145 of the DGCL for certain events or occurrences while the executive officer or director is or was serving at the Registrant’s request in such capacity. Under these indemnification agreements, the Registrant also agrees to indemnify its directors and executive officers against expenses including attorneys’ fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding (including an action by or in the right of the Registrant) by reason of their status as such.

The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

ITEM 8.	EXHIBITS

4.1	Restated Certificate of Incorporation of Polycom, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 18, 2003, Commission File No. 000-27978).

4.2	Amended and Restated Bylaws of Polycom, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 12, 2001, Commission File No. 000-27978).

4.3	Polycom, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s Definitive Proxy Statement filed on April 26, 2004, Commission File No. 000-27978).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.

ITEM 9.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 2nd day of June, 2004.

POLYCOM, INC.
(Registrant)

By:	/s/ Michael R. Kourey
Michael R. Kourey
Senior Vice President, Finance and
Administration, and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:

/s/ Robert C. Hagerty Robert C. Hagerty	President and Chief Executive Officer	June 2, 2004

Principal Financial Officer:

/s/ Michael R. Kourey Michael R. Kourey	Senior Vice President, Finance and Administration, and Chief Financial Officer	June 2, 2004

Principal Accounting Officer:

/s/ Kathleen M. Crusco Kathleen M. Crusco	Vice President and Worldwide Controller	June 2, 2004

Directors:

/s/ Robert C. Hagerty Robert C. Hagerty	Chairman of the Board	June 2, 2004

/s/ Michael R. Kourey Michael R. Kourey	Director	June 2, 2004

Betsy S. Atkins* Betsy S. Atkins	Director	June 2, 2004

John Seely Brown* John Seely Brown	Director	June 2, 2004

Durk I. Jager* Durk I. Jager	Director	June 2, 2004

John A. Kelley* John A. Kelley	Director	June 2, 2004

Stanley J. Meresman* Stanley J. Meresman	Director	June 2, 2004

Thomas G. Stemberg* Thomas G. Stemberg	Director	June 2, 2004

Representing a majority of the members of the Board of Directors.

* By	/s/ Michael R. Kourey
Michael R. Kourey
Attorney-in-Fact**

**	By authority of the Power of Attorney of Directors filed as Exhibit 24.1 to this Registration Statement.

EXHIBIT INDEX

4.1	Restated Certificate of Incorporation of Polycom, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on March 18, 2003, Commission File No. 000-29798).

4.2	Amended and Restated Bylaws of Polycom, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K filed on March 12, 2001, Commission File No. 000-29798).

4.3	Polycom, Inc. 2004 Equity Incentive Plan (incorporated by reference to Exhibit B to the Registrant’s Definitive Proxy Statement filed on April 26, 2004, Commission File No. 000-27978).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation is included in Exhibit 5.1 to this Registration Statement.

24.1	Power of Attorney of Directors.